                                                                  Exhibit 5
[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


May 8, 1997


Foodmaker, Inc.
9330 Balboa Avenue
San Diego, California 92123

Re:  Registration Statement on Form S-8
     ----------------------------------

Gentlemen:

     We have acted as counsel to Foodmaker, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under Securities Act of 1933, as amended (the "Act"), of 1,900,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's Amended and Restated 1992 Employee Stock Incentive Plan (the "Plan").

     We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us a copies and the authenticity of the originals of such copied documents.

     We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards

Foodmaker, Inc.
May 8, 1997
Page 2


granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued and paid for pursuant to awards granted, and, if applicable, exercised in accordance with the provisions of the Plan and related agreements, will be duly authorized, validly isued, fully paid and non-assessable.

     The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

     This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" contained in the related Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                    Very truly yours,


                                    GIBSON, DUNN & CRUTCHER LLP